Exhibit 99.1

FOR IMMEDIATE RELEASE
For further information, call
Bonnie Herron, 770/564-5504
or email to bherron@intelsys.com

NYSE ALTERNEXT NOTIFIES INTELLIGENT SYSTEMS CORPORATION
THAT IT IS NONCOMPLIANT WITH LISTING STANDARDS
***
Company Intends to Submit Plan to Regain Compliance

Norcross, Georgia – December 23, 2008 – Intelligent Systems Corporation (NYSE Alternext: INS; intelys.com) has received notice from NYSE Alternext US (the “Exchange”) that the Exchange has determined that the company is not in compliance with a certain continued listing standard of the Exchange. Specifically, the Exchange noted that the company’s shareholders equity was below $4 million and the company had incurred losses in three of the four most recent fiscal years.

To maintain an Exchange listing, we must submit a plan by January 19, 2009 which demonstrates that the company will be back in compliance with the continued listing standards within a maximum of 18 months from the date of notification by the Exchange. We presently intend to submit a plan to the Exchange by January 19, 2009.

The Exchange will evaluate our plan and determine whether we have made a reasonable demonstration in the plan of our ability to regain compliance with the continued listing standards within 18 months. If the Exchange accepts our plan, we may be able to continue our listing during the plan period, during which time we will be subject to periodic review to determine if we are making progress consistent with the plan. If the Exchange does not accept our plan, we do not submit a plan, we fail to make progress consistent with our plan, or we are not in compliance by the end of the 18 month period, the Exchange may initiate delisting proceedings with respect to our Common Stock. We have the right to appeal any determination by the Exchange to initiate delisting proceedings.

Our Common Stock continues to trade on the Exchange under the symbol INS; however, our trading symbol will have an indicator .BC added as an extension to signify our noncompliance with the continued listing standards. Within five days of the December 18, 2008 letter from the Exchange, our company will be included in a list on the Exchange website of issuers that do not comply with the listing standards. The .BC indicator will remain as an extension on our trading symbol until we have regained compliance with all applicable continued listing standards.

About Intelligent Systems Corporation
For over thirty years, Intelligent Systems Corporation (AMEX: INS) has identified, created, operated and grown early stage technology companies. The company’s consolidated subsidiaries include CoreCard Software, Inc. (www.corecard.com) and ChemFree Corporation (www.chemfree.com) Further information is available on the company’s website at www.intelsys.com, or by calling the company at 770/381-2900.

In addition to historical information, this news release may contain forward-looking statements relating to Intelligent Systems and its subsidiary and affiliated companies. These statements include all statements that are not statements of historical fact regarding the intent, belief or expectations of Intelligent Systems and its management with respect to, among other things, results of operations, product plans, and financial condition. The words “may,” “will,” “anticipate,” “believe,” “intend,” “expect,” “estimate,” “plan,” “strategy” and similar expressions are intended to identify forward-looking statements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. The company does not undertake to update or revise any forward-looking statements whether as a result of new developments or otherwise. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are delays in product development, undetected software errors, competitive pressures (including pricing), changes in customers’ requirements or financial condition, market acceptance of products and services, changes in financial markets, changes in the performance, financial condition or valuation of affiliate companies, the risks associated with investments in privately-held early stage companies, and general economic conditions, particularly those that cause business or government to delay or cancel purchase decisions. Factors that affect the company’s success are more fully disclosed in the company’s most recent filings with the Securities and Exchange Commission, including its annual report on Form 10-KSB and its subsequent filings.

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